UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2026

NXP Semiconductors N.V.

(Exact name of Registrant as specified in charter)

Netherlands	001-34841	98-1144352
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

60 High Tech Campus
Eindhoven
Netherlands	5656 AG
(Address of principal executive offices)	(Zip code)

+31 40 2729999

(Registrant’s telephone number, including area code)

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Number of each exchange on which registered
Common shares, EUR 0.20 par value	NXPI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2026 (the “Closing Date”), NXP B.V. (the “Company”), a wholly owned, direct subsidiary of NXP Semiconductors N.V. (“NXP N.V.”), and NXP Funding LLC (together with the Company, the “Borrowers”), a wholly owned, indirect subsidiary of NXP N.V., the lenders and letter of credit issuers party thereto and Barclays Bank PLC, as administrative agent, amended and restated its revolving credit agreement (the “Second Amended and Restated Revolving Credit Agreement”), which provides for US$3,000,000,000 of senior unsecured revolving credit commitments, which includes a US$200,000,000 sub-facility for letters of credit. The Second Amended and Restated Revolving Credit Agreement is scheduled to mature on February 6, 2031 and the revolving loans thereunder (the “Revolving Loans”) will bear interest, at the option of the Borrowers, at either (x) a Term SOFR rate plus an applicable margin ranging from 0.75% to 1.25% or (y) a base rate plus an applicable margin ranging from 0.0% to 0.25%, in each case, based on the Company’s senior unsecured credit rating. Under the Second Amended and Restated Revolving Credit Agreement, on the last day of each fiscal quarter, the Company must pay a commitment fee ranging from 0.065% to 0.15% based on the Company’s senior unsecured credit rating on the undrawn portion of the revolving commitments.

The proceeds of the Revolving Loans and letters of credit issued under the Second Amended and Restated Revolving Credit Agreement may be used for general corporate purposes of the Borrowers and any other purpose not prohibited by the Second Amended and Restated Revolving Credit Agreement and related documentation.

The Second Amended and Restated Revolving Credit Agreement contains customary affirmative and negative covenants and events of default, including a financial covenant requiring the Company to satisfy a 3.00 to 1.00 consolidated interest coverage ratio as of the last day of each fiscal quarter.

All present and future obligations of the Borrowers arising under and pursuant to the terms of the Second Amended and Restated Revolving Credit Agreement are guaranteed pursuant to an amended and restated guaranty agreement, dated as of the Closing Date (the “Second Amended and Restated Guaranty Agreement”), made by NXP N.V. and NXP USA, Inc. in favor of Barclays Bank PLC, as administrative agent.

The description of the Second Amended and Restated Revolving Credit Agreement and the Second Amended and Restated Guaranty Agreement contained in this report on Form 8-K is qualified in its entirety by reference to the complete text of the Second Amended and Restated Revolving Credit Agreement and the Second Amended and Restated Guaranty Agreement, in each case, copies of which are filed herewith as Exhibits 4.1 and 4.2.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Second Amended and Restated Revolving Credit Agreement, dated as of February 6, 2026, among NXP B.V., NXP Funding LLC, the several lenders from time to time parties thereto, and Barclays Bank PLC, as administrative agent.

4.2	Second Amended and Restated Guaranty Agreement, dated as of February 6, 2026, among NXP Semiconductors N.V., NXP USA, Inc. and Barclays Bank PLC, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NXP Semiconductors N.V.

By:	/s/ Timothy Shelhamer
Name: Timothy Shelhamer
Title: SVP and Chief Corporate Counsel

Date: February 6, 2026